Exhibit 99.1

Crocs, Inc. Expects to Surpass $1 Billion in Revenue in 2011

Company to Present at ICR XChange Conference on January 11th

NIWOT, Colo.--(BUSINESS WIRE)--January 10, 2012--Crocs, Inc. (NASDAQ: CROX) today announced that it expects annual revenue to surpass $1 billion for the first time when the Company reports results for the year ended December 31, 2011.

The Company now estimates that Q4 revenue will be at the high end of the prior guidance of $200 to $205 million. This compares with the Company’s reported revenue of $790 million for the year ended December 31, 2010.

“Exceeding $1 billion in revenue in less than 10 years is a testament to the power of our global brand and the potential of our Company,” said John McCarvel, Crocs President and Chief Executive Officer. “Few companies in our industry have reached this milestone so quickly. As we begin our 10th anniversary year in 2012, everyone at Crocs can be proud of what we’ve achieved together, and we’re looking forward to the next 10 years.”

Crocs is scheduled to present at the 14th Annual ICR XChange Conference in Miami Beach, Florida on January 11, 2012 at 11:05 am Eastern Time. This press release does not update or reaffirm our previously issued Q4 2011 earnings guidance. Full Q4 2011 financial results will be disclosed in late February.

About Crocs, Inc.

A world leader in innovative casual footwear for men, women and children, Crocs, Inc. (NASDAQ: CROX), offers several distinct shoe collections with more than 250 styles to suit every lifestyle. As lighthearted as they are lightweight, Crocs(TM) footwear provides profound comfort and support for any occasion and every season. All Crocs(TM) branded shoes feature Croslite(TM) material, a proprietary, revolutionary technology that produces soft, non-marking, and odor-resistant shoes that conform to your feet.

Crocs(TM) products are sold in 90 countries. Every day, millions of Crocs(TM) shoe lovers around the world enjoy the exceptional form, function, versatility and feel-good qualities of these shoes while at work, school and play.

Visit www.crocs.com for additional information.

Forward-looking statements

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding 2011 revenue. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CONTACT:
Investors:
Crocs, Inc.
Kevin Kim, 303-848-7000
kkim@crocs.com
or
ICR, Inc.
Brendon Frey, 203-682-8200
brendon.frey@icrinc.com
or
Media:
Crocs, Inc.
Shelley Weibel, 303-848-7000
sweibel@crocs.com